Exhibit 8.1

			Date control
			acquired/ date of	Interest in voting stock held by
Name of subsidiary	Registered in	Core business	incorporation (*)	the Group at December 31,
				2009	2008	2007
Mechel International Holdings GmbH (MIH)[1]	Switzerland	Holding	July 1, 1995	100.0%	100.0%	100.0%
Mechel Metal Supply Limited (MMS)	Liechtenstein	Trading	Oct 30, 2000	100.0%	100.0%	100.0%
Mechel Trading House (MTH)	Russia	Trading	June 23, 1997	100.0%	100.0%	100.0%
Southern Kuzbass Coal Company (SKCC), including its most significant subsidiaries:	Russia	Coal mining	Jan 21, 1999	95.8%	95.4%	93.5%
Tomusinsk Open Pit Mine (TOPM)	Russia	Coal mining	Jan 21, 1999	74.5%	74.5%	74.4%
Chelyabinsk Metallurgical Plant (CMP)	Russia	Steel products	Dec 27, 2001	94.2%	94.2%	93.8%
Southern Urals Nickel Plant (SUNP)	Russia	Nickel	Dec 27, 2001	84.1%	84.1%	79.9%
Vyartsilya Metal Products Plant (VMPP)	Russia	Steel products	May 24, 2002	93.3%	93.3%	93.3%
Beloretsk Metallurgical Plant (BMP)	Russia	Steel products	June 14, 2002	91.4%	91.4%	90.4%
Mechel Targoviste S.A.	Romania	Steel products	Aug 28, 2002	86.6%	86.6%	86.6%
Mechel Zeljezara (MZ)**	Croatia	Steel products	March 17, 2003	—	—	100.0%
Urals Stampings Plant (USP)	Russia	Steel products	April 24, 2003	93.8%	93.8%	93.8%
Korshunov Mining Plant (KMP)	Russia	Iron ore mining	Oct 16, 2003	85.6%	85.6%	85.6%
Mechel Campia Turzii S.A.	Romania	Steel products	June 20, 2003	86.6%	86.6%	86.6%
Mechel Nemunas (MN)	Lithuania	Steel products	Oct 15, 2003	100.0%	100.0%	100.0%
Mechel Energo	Russia	Power trading	Feb 3, 2004	100.0%	100.0%	100.0%
Port Posiet	Russia	Transportation	Feb 11, 2004	97.1%	97.1%	97.1%
Kaslinsky Architectural Art Casting Plant	Russia	Steel products	April 14, 2004	100.0%	100.0%	100.0%
Izhstal	Russia	Steel products	May 14, 2004	88.4%	88.4%	88.2%
Port Kambarka	Russia	Transportation	April 27, 2005	90.4%	90.4%	90.4%
Mechel Service***	Russia	Trading	May 5, 2005	100.0%	100.0%	100.0%
Mechel Trading AG.	Switzerland	Trading	Dec 20, 2005	100.0%	100.0%	100.0%
Mechel Hardware ****	Russia	Trading	March 21, 2006	—	—	100.0%
Moscow Coke and Gas Plant (MCGP)	Russia	Coke production	Oct 4, 2006	99.5%	99.5%	97.1%
Southern Kuzbass Power Plant (SKPP)	Russia	Power generation	April 19, 2007	98.3%	98.3%	98.0%
Mechel Finance	Russia	Corporate finance	June 6, 2007	100.0%	100.0%	100.0%
Kuzbass Power Sales Company (KPSC)	Russia	Power sales	June 30, 2007	72.1%	72.1%	72.0%
Bratsk Ferroalloy Plant (BFP)	Russia	Ferroalloy production	Aug 6, 2007	100.0%	100.0%	100.0%
Yakutugol	Russia	Coal mining	Oct 19, 2007	100.0%	100.0%	100.0%
Ductil Steel S.A. (Ductil Steel)	Romania	Steel products	April 8, 2008	100.0%	100.0%	—
Oriel Resources Limited (Oriel Resources)	Great Britain	Chrome and nickel	Apr 17, 2008	100.0%	100.0%	—
HBL Holding GmbH (HBL)	Germany	Trading	Sept 26, 2008	100.0%	100.0%	—
Bluestone companies	USA	Coal mining	May 7, 2009	100.0%	—	—

*	Date, when a control interest was acquired or a new company established by either the Group or Controlling Shareholders.

**	Mechel Zeljezara (MZ) was liquidated on February 21, 2008.

***	On March 10, 2009, a new subsidiary of Mechel OAO, Mechel Service Global B.V., was incorporated.

****	Merged with MTH in July 2008.

[1]	Formerly — Mechel Trading AG (MT). Renamed on December 20, 2005.